UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2022

BIMI International Medical Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34890	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9th Floor, Building 2, Chongqing Corporation Avenue, Yuzhong District, Chongqing, P. R. China	116000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (8604) 1182209211

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2022, BIMI International Medical Inc. (the “Registrant” or the “Company”) entered into an agreement (the “Zhongshan Agreement”) to transfer 87% of the equity interests in CHAOHU ZHONGSHAN MINIMALLY INVASIVE HOSPITAL CO., LTD. (“Zhongshan”), a private hospital in the People’s Republic of China (the “PRC”), to Mr. Yu Xiang (“Mr. Xiang”) who previously sold 100% of the equity interests in Zhongshan to the Company pursuant to a Stock Purchase Agreement .

Pursuant to the Zhongshan Agreement, the Company will transfer 87% of the equity interests in Zhongshan to Mr. Xiang (the “Zhongshan Transfer”) and will continue to own 13% of the equity interests in Zhongshan (the “Zhongshan Option Shares”). As consideration for the Zhongshan Transfer, Mr. Xiang will return to the Company the 2,000,000 shares of the Company’s common stock, which were previously issued to Mr. Xiang when Zhongshan was purchased by the Company. Subsequent to their issuance, such shares were consolidated into 40,037 shares as a result of a 1-for-5 reverse stock split on February 2, 2022 and a 1-for-10 reverse stock split on December 9, 2022. Mr. Xiang will release the Company from any and all claims relating to two earnout payments that were payable under the original purchase agreement. The Company will receive a put option to sell part or all of the Zhongshan Option Shares to Mr. Xiang before December 31, 2032, based on a valuation determined by a reputable third party appraisal firm jointly chosen by the Company and Mr. Xiang.

The closing of the Zhongshan Agreement is expected to take place in the first quarter of 2023, subject to necessary regulatory approvals and other closing conditions.

On December 28, 2022, the Company entered into an agreement to transfer 90% of the equity interests in WUZHOU QIANGSHENG HOSPITAL CO., LTD., SUZHOU EURASIA HOSPITAL CO., LTD., and YUNAN YUXI MINKANG HOSPITAL CO., LTD., to Mr. Jiangjin Shen and Mr. Jiwei Shen who previously sold 100% of the equity interests in the three hospitals to the Company.

Pursuant to the agreement, the Company will transfer 90% of the equity interests in each of the three hospitals and continue to own 10% of the equity interests in each hospital (collectively, the “Option Shares”). As consideration for the transfer, Messrs. Shen will return to the Company the 4,000,000 shares of the Company’s common stock, which were previously issued to the Messrs. Shen upon the acquisition of the three hospitals. Subsequent to their issuance, such shares were as consolidated into 80,000 shares as a result of a 1-for-5 reverse stock split on February 2, 2022 and a 1-for-10 reverse stock split on December 9, 2022. The Company will also receive a put option to sell part or all of the Option Shares to the Messrs. Shen before December 31, 2032, based on a valuation determined by a reputable third party appraisal firm jointly chosen by the Company and Messrs. Shen.

The closing of the agreement is expected to take place in the first quarter of 2023, subject to necessary regulatory approvals and other closing conditions.

The foregoing description of the agreements does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreements, which are filed as Exhibit 4.1 and 4.2 hereto, and are incorporated herein by reference.

The information in this Current Report on Form 8-K may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant does not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

Item 9.01. Financial Statement and Exhibits.

Exhibit No	Document
4.1	Transfer Agreement dated December 28, 2022
4.2	Transfer Agreement dated December 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2023	BIMI International Medical Inc.

	By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	Chief Executive Officer

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